EXHIBIT 99.906 CERT

CERTIFICATION UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Shawn K. Lytle, Principal Executive Officer, and Richard Salus, Principal Financial Officer of Ivy Funds (the “Registrant”), each certify to the best of his knowledge that:

1.      The Registrant’s periodic report on Form N-CSR for the period covered by the report (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.      The information contained in the Form N-CSR fairly represents, in all material respects, the financial condition and results of operation of the Registrant.

This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document. A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to the Registrant and will be retained and furnished to the U.S. Securities and Exchange Commission or its staff upon request.

By	/s/Shawn K. Lytle

Shawn K. Lytle, Principal Executive Officer

Date:    September 3, 2021

By	/s/Richard Salus

Richard Salus, Principal Financial Officer

Date:    September 3, 2021